EXHIBIT 23(a)


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Modine Manufacturing Company of our report dated April 29, 1998 relating to the financial statements which appears in the Annual Report to Shareholders, which is incorporated in the 1998 Annual report on Form 10-K. We also consent to the incorporation by reference of our report dated April 29, 1998 relating to the financial statement schedules, which appears in the Form 10-K.



PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP

Chicago, IL
May 19, 1999
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